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                                                                 Exhibit 99-6

                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:


That we, Sumitomo Corporation of America, a corporation organized and existing under the laws of New York and having an office at 600 Third Avenue, New York, New York 10016, (the "Corporation") hereby appoint Robert G. Graustein, Senior Vice President of this Corporation, with full power of substitution and revocation, to execute and cause to be filed with the United States Securities and Exchange Commission on behalf of this Corporation a
Schedule 13D, and any other filings with the Securities and Exchange Commission necessary or appropriate, in respect of this Corporation's investment in Daleco Resources Corporation, which Schedule 13D and any such other filings shall be in such form as such individual shall approve.

IN WITNESS WHEREOF, Sumitomo Corporation of America has caused this instrument to be executed by its duly authorized officer on the 10th day of December, 2001.



                              SUMITOMO CORPORATION OF AMERICA




                              By: /s/ Kenji Kajiwara
                                  -------------------------------------
                                    Name:  Kenji Kajiwara
                                    Title: Executive Vice President &
                                           Chief Operating Officer